                                                                   EXHIBIT 10.6


                         SPECIAL EMPLOYMENT AGREEMENT
                         ----------------------------

          AGREEMENT by and between CSX Corporation, a Virginia corporation (the "Company"), and Michael J. Ward (the "Executive"), dated as of the thirteenth day of February, 2001.

WHEREAS, CSX owns, directly or indirectly, more than fifty percent of the voting stock of various other corporations (hereinafter, individually or collectively, "Affiliate"); and

WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's continued employment with the Company or an Affiliate.

          NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1.   Term of this Agreement. The Company shall employ the Executive,
               ----------------------
and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning on February 13, 2001 and ending on February 12, 2006, subject to early termination as provided below (the "Term of this Agreement").

          2.   Position and Duties. (a) During the Term of this Agreement, the
               -------------------
Executive shall serve as the President of CSX Transportation, Inc., reporting to the Chief Executive Officer ("CEO") of CSX Corporation, with the duties and responsibilities normally associated with that position.

               (b) During the Term of this Agreement, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the
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Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Term of this Agreement, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic, or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements, or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

          3.   Compensation. (a) Base Salary. During the Term of this Agreement,
               ------------      -----------
the Executive shall receive an annual base salary equal to his annual base salary as of the date hereof (the "Base Salary"), payable in accordance with the Company's customary payroll practices. During the Term of this Agreement, the Base Salary shall be reviewed for possible increase at least annually. Any increase in the Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Base Salary shall not be reduced after any such increase, and the term "Base Salary" shall thereafter refer to the Base Salary as so increased.

               (b)  Annual Bonus. In addition to the Base Salary, the Executive
                    ------------
shall have the opportunity to earn, for each fiscal year ending during the Term of this Agreement, an annual bonus (the "Annual Bonus") on terms comparable to those provided for such fiscal year to senior executives of the Company.

               (c)  Restricted Stock. In connection with entering into this
                    ----------------
Agreement, the Company has granted the Executive 165,000 shares of restricted stock under the Company's

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Omnibus Incentive Plan, pursuant to a Restricted Stock Award Agreement dated
February 13, 2001 (the "Restricted Stock Agreement").

               (d)  Other Benefits. During the Term of this Agreement: (i) the
                    --------------
Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as senior executives; (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as senior executives; and (iii) the Executive shall be entitled to fringe benefits to the same extent and on the same basis as senior executives.

          4.   Termination of Employment. (a) Death or Disability. The
               -------------------------      -------------------
Executive's employment hereunder and the Term of this Agreement shall terminate automatically upon the Executive's death during the Term of this Agreement. If the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Agreement (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company and the Term of this Agreement shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within 30 days after such receipt, the Executive shall not have
--------
returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the Executive's becoming disabled within the meaning of the long-term disability plan of the Company covering the Executive.

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               (b)   By the Company. The Company may terminate the Executive's
                     --------------
employment hereunder and the Term of this Agreement for Cause or without Cause. "Cause" means: (i) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury) after the CEO delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the CEO believes that the Executive has not substantially performed the Executive's duties; or (ii) illegal conduct or gross misconduct by the Executive.

               (c)   Good Reason. The Executive may terminate employment
                     -----------
hereunder and the Term of this Agreement for Good Reason or without Good Reason. A termination for "Good Reason" means termination by the Executive within 60 days after, and as a result of:

               (i) the assignment to the Executive of any duties materially inconsistent with Section 2(a) of this Agreement, or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities; provided, however, that immaterial
                                       --------  -------
changes in Executive's responsibilities will not constitute grounds for a Good Reason termination under this Section 4(c)(i); or

               (ii)  any failure by the Company to comply with any provision of
Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive.

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

               (d)  Notice of Termination. Any termination of the Executive's
                    ---------------------
employment by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which: (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e)  Date of Termination. The "Date of Termination" means: (i) if
                    -------------------
the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date on which the Notice of Termination is given or any later date specified therein, as the case may be; (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability or by the Executive without Good Reason, the Date of Termination shall be the date on which the Notice of Termination is given; and (iii) if the Executive's employment is terminated by reason of the Executive's death or Disability, the Date of Termination shall be the date of death or the Disability Effective Date, as the case may be.

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

          5.   Obligations of the Company upon Termination. (a) Other Than for
               -------------------------------------------      --------------
Cause, Death or Disability; Good Reason. If, during the Term of this Agreement,
---------------------------------------
the Company terminates the Executive's employment, other than for Cause or Disability, or the Executive terminates employment for Good Reason, the Company shall pay the amounts described in Section 5(a)(i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination, and shall continue the benefits described in Section 5(a)(ii) below until February 12, 2006. The payments provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company and of the Term of this Agreement other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor, and shall be paid only upon receipt by the Company from the Executive of an executed release and waiver, satisfactory in form and in substance to the Company, of all claims against the Company, provided, however, that such release and waiver shall be consistent with the Company's general practices and shall contain no language that directly or indirectly limits or reduces the Executive's entitlement to indemnity or insurance with respect to his actions as an employee or officer of the Company or its Affiliates.

               (i)  The amounts to be paid in a lump sum as described above are:

               A. the Executive's accrued but unpaid cash compensation (the "Accrued Obligations"), which shall equal the sum of (1) any portion of the Executive's Base Salary through the Date of Termination that has not yet been paid and (2) any accrued but unpaid Annual Bonuses and vacation pay;

               B. the aggregate amount of the Base Salary that would have been payable to the Executive from the Date of Termination through February 12,

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          2006, had he remained employed hereunder, at the rate in effect immediately before the Date of Termination (but disregarding any decrease in the rate of Base Salary that was a basis for a termination by the Executive for Good Reason, if applicable);

               C. one-half of the aggregate target amount of the Annual Bonuses that the Executive would have received following the Date of Termination, up to and including a pro rated Annual Bonus for 2006. The pro rated Annual Bonus for 2006 shall be equal to one-half of the product of (A) the Target annual bonus established for the position times (B) a fraction, the numerator of which is the number of days in the year 2006 through February 12, 2006, and the denominator of which is 365; and

               D. an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would have received if the Executive's employment had continued until February 12, 2006, assuming for this purpose that the Executive's compensation during such period would have been that required by Section 3(a) and Section 3(b), over
          (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination (utilizing for purposes of the foregoing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan and SERP as of the Date of Termination).

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               (ii)   The benefits to be continued as described above are
welfare benefits to the Executive and/or the Executive's family at least as favorable as those that would have been providd to them under Section 3(d)(ii) of this Agreement if the Executive's employment had continued until February 12, 2006, except that (A) the Company shall have no obligation to provide continued disability and accidental death or dismemberment coverage, and (B) the provision of disability and accidental death or dismemberment coverage prior to Termination shall not be considered for purposes of determining whether the benefits provided under this Section 5(a)(ii) are as favorable as those provided under Section 3(c)(ii); provided, however, that during any period when the
                        --------  -------
Executive is eligible to receive benefits of the type to be provided under this
Section 5(a)(ii) under another employer-provided plan, the benefits provided by the Company under this Section 5(a)(ii) may be made secondary to those provided under such other plan. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits under this subparagraph, the Executive shall be deemed to have retired on February 12, 2006.

               (b)    Death or Disability. If the Executive's employment is
                      -------------------
terminated by reason of the Executive's death or Disability during the Term of this Agreement, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement.

               (c)    Cause; Other than for Good Reason. If the Executive's
                      ---------------------------------
employment is terminated by the Company for Cause during the Term of this Agreement, the Company shall pay the Executive the Base Salary through the Date of Termination and the amount of any compensation previously deferred by the Executive (together with any accrued

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

interest or earnings thereon), in each case to the extent not yet paid, and the Company shall have no further obligations under this Agreement. If the Executive voluntarily terminates employment during the Term of this Agreement, other than for Good Reason, the Company shall pay the Accrued Obligations to the Executive in a lump sum in cash within 30 days of the Date of Termination, and the Company shall have no further obligations under this Agreement.

          6.   Effect of Change of Control. The Executive and the Company are
               ---------------------------
parties to an Employment Agreement dated as of November 1, 2000 (the "Change of Control Agreement"), which provides for the terms and conditions of the Executive's employment and for certain severance pay and other benefits following a "Change of Control" (as defined in the Change of Control Agreement). If the Effective Date (as defined in the Change of Control Agreement) occurs during the Term of this Agreement, then notwithstanding any other provision of this Agreement or of the Change of Control Agreement, (i) the Change of Control Agreement shall supersede this Agreement for the duration of the Employment Period under the Change of Control Agreement, except that in the event of a termination of the Executive's employment, the Executive (or his estate, in the event of his death) may elect to have either Section 5 of this Agreement or Sections 6 through 8 of the Change of Control Agreement (but not both) apply to such termination, and (ii) if the Term of this Agreement ends after the end of such Employment Period, and the Executive remains employed by the Company immediately following the end of such Employment Period, this Agreement shall be reinstated as of the end of such Employment Period and shall govern the Executive's employment for the remainder of the Term of this Agreement. If the Executive becomes entitled to make the election contemplated by clause (i) of the preceding sentence, the Company shall give the Executive written notice in accordance with Section 11(b) that he has the right to such election. If the Executive fails to make such an

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election affirmatively, he shall be deemed for all purposes to have elected to have the provisions of Sections 6 through 8 of the Change of Control Agreement, rather than Section 5 of this Agreement, apply to such termination.

          7.   Non-exclusivity of Rights. Nothing in this Agreement shall
               -------------------------
prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any other company controlled by, controlling, or under common control with, the Company (such other companies, collectively, the "Affiliated Companies") for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any Affiliated Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Notwithstanding the foregoing, if the Executive receives payments and benefits pursuant to Section 5(a) of this Agreement, the Executive shall not be entitled to any severance pay or benefits under any severance plan, program or policy of the Company and the Affiliated Companies, unless otherwise specifically provided therein in a specific reference to this Agreement.

          8.   Full Settlement. The Company's obligation to make the payments
               ---------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be

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obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced (except as specifically provided in Section 5(a)(ii)) whether or not the Executive obtains other employment.

          9.   Confidential Information; No-Raid; Noncompetition; Inventions.
               -------------------------------------------------------------
(a) The Executive shall hold in a fiduciary capacity, for the benefit of the Company and the Affiliated Companies, all secret or confidential information, knowledge or data relating to the Company or any Affiliated Company and their respective businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research, secret data, costs or names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Executive obtains during the Executive's employment by the Company or any Affiliated Company and that is not public knowledge (other than as a result of the Executive's violation of this Section 9(a)) ("Confidential Information"). For the purposes of this Section 9(a), information shall not be deemed to be publicly available merely because it is embraced by general disclosures or because individual features or combinations thereof are publicly available. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company or any Affiliated Company, except with the prior written consent of the Company, or such Affiliated Company, as applicable, or as otherwise required by law or legal process. All records, files, memoranda, reports, customer lists, drawings, plans, documents and the like that the Executive uses, prepares or comes into contact with during the course of the Executive's employment shall remain the sole property of the Company and/or one or more Affiliated Company, as applicable, and shall

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be turned over to the Company or such Affiliated Company, as applicable, upon termination of the Executive's employment. The Executive also agrees that until the first anniversary of the Date of Termination, he will advise any prospective employer or client that meets any of the following criteria of the confidentiality restrictions set forth in this Agreement and state in writing to such prospective employer or client that his employment or provision of services will not violate these provisions, and will deliver a copy of such statement to the Company. Such a statement shall be required for any prospective employer or client that is (i) engaged in the railroad or intermodal transportation business; (ii) a customer representing more than 1% of the revenues of either CSX Transportation, Inc. or CSX Intermodal, Inc.; or (iii) affiliated with the Norfolk Southern Corporation.

          (b) The Executive agrees that he will not, at any time during the Noncompetition Period (as defined in Section 9(c) below), without the prior written consent of the Company or the applicable Affiliated Company, as applicable, directly or indirectly employ, or solicit the employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any Affiliated Company (except for such employment by the Company or any Affiliated Company); provided, however, that a public advertisement not specifically targeted at the
--------  -------
employees of the Company shall not be deemed to be a solicitation for purposes of this provision.

          (c) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the CEO, engage in or become associated with a Competitive Activity. For purposes of this Section 9:
(i) the "Noncompetition Period" means the period beginning on the date of this Agreement and ending on February 12,

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2007, except that if the Executive voluntarily terminates his employment without
Good Reason as described in the last sentence of Section 5(c), the Noncompetition Period shall end on the first anniversary of the Date of Termination; (ii) a "Competitive Activity" means any business or other endeavor, in any county of any state of the United States or a comparable jurisdiction in Canada or any other country, directly or indirectly for a Class I railroad operating in North America; and (iii) the Executive shall be considered to have become "associated with a Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity. Notwithstanding the foregoing, the Executive may make and retain investments during the Term of this Agreement in less than 0.5% of the equity of any entity engaged in a Competitive Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

          (d) All plans, discoveries and improvements, whether patentable or unpatentable, made or devised by the Executive, whether alone or jointly with others, from the date of the Executive's initial employment by the Company and continuing until the end of the Term of this Agreement and any subsequent period when the Executive is employed by the Company or any Affiliated Company, relating or pertaining in any way to the Executive's employment with or the business of the Company or any Affiliated Company, are hereby transferred to and shall redound to the benefit of the Company, and shall become and remain its sole and exclusive property. The Executive agrees to execute any assignments to the Company or its nominee, of the Executive's entire right, title and interest in and to any such discoveries

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and improvements and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights, at the expense of the Company, with respect thereto in the United States and in all foreign countries, that may be required by the Company. The Executive further agrees, during and after the Term of this Agreement, to cooperate to the extent and in the manner required by the Company, in the prosecution or defense of any patent or copyright claims or any litigation, or other proceeding involving any trade secrets, processes, discoveries or improvements covered by this Agreement, but all necessary expenses thereof shall be paid by the Company.

          (e) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants, including without limitation the noncompetition covenant of Section 9(c), is to protect the goodwill, trade secrets and other Confidential Information of the Company; (ii) because of the nature of the business in which the Company and the Affiliated Companies are engaged and because of the nature of the Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company and any Affiliated Company in the event the Executive breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 9 would be inadequate. The Executive therefore agrees and consents that if he commits any breach of a covenant under this Section 9 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this
Section 9 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and

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

the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

          10.  Successors. (a) This Agreement is personal to the Executive and
               ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          11.  Miscellaneous. (a) This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall

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

have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


          If to the Executive:
          --------------------

          Michael J. Ward




          If to the Company:


          CSX Corporation
          One James Center
          Richmond, Virginia 23219
          Attention: Corporate Secretary


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addresses.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

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

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof, other than the Change of Control Agreement. This Agreement shall have no effect on any agreements between the Executive and the Company or any of its affiliates not concerning the subject matter hereof, and any such agreement (including without limitation the Restricted Stock Agreement) is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

          (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to due authorization, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                       /s/ Michael J. Ward_____________________
                                       ----------------------------------------
                                             Michael J. Ward




                                       CSX CORPORATION

                                       By /s/ John W. Snow_____________________
                                          -------------------------------------

                                          September 5, 2001

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